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                                                                  Exhibit 10.4.1

                         NATIONAL MARKETING AGREEMENT

This Agreement entered into this 1st day of December, 1997, is made between Innovative Producers, Inc.("Master General Agent"), a Master General Agent for Legion Insurance Company ("Company") and Rushmore Insurance Services, Inc. ("National Marketer").

A.  DESIGNATION & APPOINTMENT

    1.  Designation

    Innovative Producers, Inc. named above is herein referred to as Master General Agent, We, Our, or Us. Legion Insurance Company named above is herein referred to as Company or It. Pat Haney & Son Administrators, Inc., dba Haney Group Services designated administrator for the Company is herein referred to as Administrator. The National Marketer named above is herein referred to as National Marketer, You, Your or Yourself. Sub-agents are agents, brokers, writing agents, or soliciting brokers under Contract with You and approved by the Company and are herein referred to as Sub-agents. This National Marketer's Contract and all supplements, amendments, and schedules attached are referred to as the or this Contract and is entered into between You and the Master General Agent in consideration for the mutual agreement set forth herein.

    2.  Appointment

    You are hereby appointed a National Marketer of the Company for the purpose of soliciting personally or through Sub-agents, applications for insurance for the Company. This Contract does not grant exclusive rights in any territory or for any products.

B.  RESPONSIBILITIES & LIMITATIONS

    1.  General

    During the continuation of this agreement You agree to:

        a. Be responsible for the prompt delivery of Certificates of Insurance sent to You or Your Sub-agents, in accordance with the Company's rules and instructions.

        b. Follow and cause Your Sub-agents to follow all Company rules and instructions.

        c. Solicit only in the state(s) in which You and Your Sub-agents are licensed and appointed with the Company and where the Company is authorized to do business.

        d. Comply with all State and Federal laws, orders, rules and regulations.

        e. Be responsible for obtaining and maintaining the necessary licenses and appointments to solicit the Company's products in the states in which You operate, whether resident or non-resident, including the payment of all fees or taxes required by any state or municipal laws and the renewal thereof.
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    2.  Relationship

    Nothing contained herein is intended to create the relationship of employer and employee between You and the Master General Agent or the Company, and You shall at all times be an Independent Contractor. You shall be free to exercise Your own judgement as to the time, place and means of performing all acts hereunder, but You shall conform to the Company's rules, regulations and instructions concerning the solicitation and delivery of insurance polices or certificates.

    3.  Monies Held in Trust - Bond

    All monies You or Your Sub-agents receive or collect for or on behalf of the Company shall be held in a fiduciary capacity for Its benefit, and shall be immediately forwarded to the Company. You are not authorized to endorse or cash checks, drafts or money orders payable to the Company. The Company reserves the right to require a surety bond or errors and omissions coverage of an amount satisfactory to the Company.

    4.  Limits of Authority - Advertising

    You are not authorized to waive, alter or change any provision or condition of the Company's insurance policies or certificates, Sub-agent's Contracts, literature or receipts; modify or extend the amount of time of any premium payment due to the Company; or receive any money due or to become due the Company except initial premiums and/or additional first year premium collected when a policy or certificate is delivered. You shall not enter into any Contract, incur any expense or obligation of any character whatsoever, or cause or permit the insertion or distribution in any publication or otherwise, any advertising or publicity matter which in any way involves the Company without the prior written authority of the Company. You are not to publish, or cause to be published or printed, anything concerning Its business, nor advertise Its policies or certificates or services without the Company's prior written approval which will not he withheld unreasonably. All accounting records maintained by You relating to Our business are subject to inspection at any reasonable time during business hours by Our authorized representatives.

    5.  Applications & Policies

    The Company may at Its discretion without liability to You reject applications or refund premiums for insurance submitted by You or Your Sub-agents without specifying the cause, and may withdraw, substitute, or change any insurance policy, certificate, or premium rate used by the Company; provided, however, that Master General Agent will give National Marketer notice of any such rejections, withdrawals, substitutions or changes within 5 business days of any such action taken of which Master General Agent has knowledge. All certificates issued by the Company must be delivered by You to the certificate holder within ten (10) days of Your receipt and while the applicant is in good health and premiums have been paid in full.

    6.  Sub-agent's Contracts

    You shall use without alteration Our printed Contracts when Contracting a Sub-agent. No such Sub-agent Contract shall be in force until: (1.) the Contract is properly executed by the Sub-agent, (2.) the Sub-agent is properly licensed to solicit for the Company, and (3.) the Sub-agent is notified in writing that he/she is authorized to solicit for the Company. Any Sub-agent appointed by You, and subsequently approved by the Company, will remain exclusively Your Sub-agent unless You provide the Master General Agent in writing an authorization for release.

    7.  Indebtedness

    You shall be responsible for the payment to the Company of all monies which:
    (1.) You or Your Sub-agents collect on the Company's behalf; (2.) are due to the Company because of compensation paid to You or Your Sub-agents upon premiums which the Company thereafter returned; (3.) are paid directly or on behalf of You or Your Sub-agents which are not due You or Your Sub-agents under this Contract. Until the Company receives all such monies from You, the same shall be a debt payable on demand and for which You are liable and at the Company's option, no commissions are payable to You or Your Sub-agents until such indebtedness is satisfied.
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    8.  Lien

    As additional security for the payment of any indebtedness under this Contract or any other Contract with the Company, the Company shall have a first and prior lien against the compensation due You under this Contract. The Company's lien is superior to all other liens under this contract. The Company may, at any time, offset any such indebtedness against compensation due You under the Contract or any Contract You have with the Company. If the Company does elect to offset, the offset shall not constitute a waiver or an election by the Company to forego any legal remedies to collect the indebtedness.

    9.  Indemnification

    Each party hereto shall indemnify, defend, and hold harmless the other party against claims, actions or liabilities, including judgments, penalties, and fines, which either party may become obligated to pay as a result of-

        (i) the failure of the other party to comply with any law, regulation or rule of any governmental jurisdiction;

        (ii) any grossly negligent or fraudulent act committed by the other party or its employees causing loss to the third party;

        (iii) any breach of this Agreement by the other party but only to the extent the party seeking indemnification has not by its own actions, independent of the directives of the other party, caused, contributed to, or compounded the loss, damage, or liability for which indemnification is sought.

    10. Company Property

    Sales brochures, applications, rate cards and booklets, and any other supplies furnished by the Company, along with any copies thereof, will remain Company property. They are to be accounted for and returned by You on demand or termination of this contract. You are to be responsible for any misuse or i-misrepresentation thereof.

C.  COMPENSATION ACCOUNTING

    1.  Compensation

        a. You shall be paid compensation according to the terms of this Contract as set forth in the attached Exhibit A (which is incorporated by reference into this Contract) and herein referred to as Commission Schedule. The Commission Schedule is subject to change by the Company upon notice in writing to You, but the change shall not affect any policies, certificates or contracts issued upon applications You or Your Sub-agents solicited prior to the effective date of the change. All commissions or other remuneration earned by Your Sub-agents who are under direct Contract to You, shall be paid directly by the Administrator to You. The Administrator shall have no obligation to Your Sub-agent for payment of commissions. National Marketer agrees to hold the Master General Agent harmless for all commissions that are earned by Your Sub-agents and paid directly to you. Comniissions shall accrue and be paid monthly to You as premiums are received and earned by the Company.

        b.   Commissions shall not be owed or paid:

             1. On policies or certificates continued in force under any waiver of premium provision of any policy or certificate; or

             2. On collected premiums that are subsequently refunded by the Company or

             3. On policies or certificates issued under a group policy conversion privilege; or
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             4.  On policies or certificates that are reinstated after forty-
                 five (45) days from their lapse date.

             5. On unearned or unpaid premiums or on extra premiums, premiums waived, or premium increases.

    2.  Vested Commissions

        a. Subject to the provisions of the Contract, all earned commissions are immediately and truly vested for life and thereafter to Your successors and assigns.

        b. Any vested commissions forfeited by Your Sub-agents under Termination For Cause as described in paragraph D.2. shall be transferred to and payable to You, after the Company has recovered any indebtedness incurred by said Sub-agent including any License termination fee imposed by any state or municipal law.

    3.  Accounting

    The Company shall mail to Your last known address as reflected on records or deliver to You a monthly statement showing compensation and deductions made within the accounting period. Each statement is deemed to be correct and accurate unless You object in writing thereto within thirty (30) days after it has been mailed or delivered. If commissions due You total less than $50.00 in A calendar month, then commissions payable will be deferred until accrued commissions exceed $50.00. If the total amount of earned compensation payable to You during any six (6) consecutive months, in aggregate, is not at least $200.00, no further compensation shall be payable to You under this contract. Further, in the event You breach any provision of this Contract or You are Terminated For Cause under Paragraph D.2. of this Contract, no further compensation shall be payable to You under this Contract.

D.  TERMINATION

    1.  Termination Without Cause

        a. At any time either You or the Master General Agent may terminate this Contract without Cause by giving one hundred twenty (120) days notice in writing sent to the last known address of the other. If You are an individual, this Contract shall immediately terminate without Cause upon Your death. If You are a partnership, the death of either partner shall not terminate this Contract but it shall continue in force and effect in favor of the surviving partner. If You are a corporation, this Contract shall immediately terminate upon Your dissolution, sale, bankruptcy or insolvency, or sale, to the extent such sale was not approved in writing in advance by Master General Agent (which approval shall not be unreasonably withheld); provided, however, that any such termination shall not serve to terminate any vested commissions at the time of such termination.

        b. This Agreement shall terminate in the event of the notification to the Master General Agent from the Company of the termination of reinsurance of the Company on business covered by this Agreement and the failure to replace such reinsurance on terms and conditions substantially similar to the terms and conditions in the reinsurance Agreement. The Master General Agent shall give National Marketer prompt notice of termination of reinsurance, and shall attempt to give such notice at least 30 days prior to such termination.

        c. Without notice this Contract may be immediately terminated and all commissions and claims whatsoever accruing hereunder shall be forfeited and void if You earn less than the required amount of compensation as stated in Paragraph C.3. of this Contract for any six (6) consecutive months.
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    2.  Termination For Cause

    Without notice this Contract shall immediately terminate for cause and all commissions and claims whatsoever accruing hereunder shall be forfeited and void if You:

        a. Fail to comply with any provision of this Contract, which failure is not cured by You within 30 days of notice to You of such failure.

        b. Violate any material law or regulation regarding the sale of insurance or fail to comply with any court order.

        c. Knowingly or intentionally induce or attempt to induce policyholders or certificateholders of the Company to reduce or discontinue any premium payment to It.

        d.   Withhold or convert Company property.

        e. Commit any other willful or dishonest act with the intent to injure the Company.

        f. Fail to maintain the necessary licenses and appointments to solicit the Company's products in the states in which you operate, whether resident or non-resident, not including any immaterial defect capable of cure within 30 days.

    3.  Forfeiture

    If this Contract is terminated without cause but the Company discovers that during Your association with the Company or afterwards that You have committed any of the acts described in paragraph D. 2., then You shall forfeit to the Company all right, title and interest in any compensation under this Contract. A forfeiture under this paragraph shall not constitute a waiver or an election by the Company to forego any claim It may have against You.

E.  MISCELLANEOUS PROVISIONS

    1.  Injunction

    You agree that if during this Contract or within two years after termination, You do any of the acts described in paragraph D.2. sub-paragraphs (c), (d), or (e) of this Contract, that damages, if any, and remedies at Law for doing such acts would be inadequate. Therefore, in the event You do any such acts the Company shall be entitled to an injunction, without the necessity of finishing bond, restraining You from any such act. You agree that any such act would result in continuing irreparable harm and damage to the Company, but nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to It, including the recovery of damages from You.

    2.  Assignment & Modification

    No assignment of this Contract or any compensation due hereunder shall be valid unless in writing and approved, in advance, by the Master General Agent and the Company. No modification of this Contract shall be binding on the Master General Agent and the Company unless in writing and signed and approved by the Master General Agent and an authorized Officer of the Company.
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    3.  Bankruptcy

    If You should take or be placed in bankruptcy to the extent of any amount due the Company under this or any other Contract with the Company, no compensation shall be payable under this Contract, and such compensation shall immediately become the Company's property, until and unless all such amount due the Company shall be recouped by or repaid to the Company in full.

    4.  Arbitration; Enforceability; Place of Payment

    In consideration of the execution of this Contract and other valuable considerations, You agree that any controversy or claim arising out of, or relating to, this Contract, or its breach, shall be settled by arbitration in Dallas, Texas, in accordance with the rules, then obtaining, of the American Arbitration Association, and judgement on the award rendered may be entered in any court having competent jurisdiction. In the event that this arbitration clause is deemed invalid, illegal, or unenforceable, You agree that any litigation resulting from the violation of the terms and conditions of this Contract by You or the Master General Agent or the Company shall be brought in Dallas County, Texas. This Contract is made subject to the laws of the State of Texas, and all compensation payable hereunder shall be payable at Dallas, Texas.

    5.  Priority; No Waiver; Cumulative Remedies

    This Contract supersedes and replaces any Contract or agreement previously entered into between You and the Master General Agent and the Company with respect to any future transactions for products sold through the Master General Agent. However, any rights You and the Company have under any previous Contract are otherwise unaffected except as expressly provided in this Contract. Neither any failure nor any delay on the part of the Company in exercising any right, power or privilege hereunder, nor any course of dealing between the National Marketer and Company, shall operate as a waiver thereof; nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

    6.  Severability

    In case any one or more of the provisions contained in this Contract should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    7.  Survival of Representations and Warranties

    All covenants, representations and warranties made herein shall survive the execution and delivery hereof and shall continue in full force and effect during the term of this Agreement and after the termination thereof.

    8.  Entire Contract

    This Contract contains the entire agreement between You and the Master General Agent. The Contract shall become effective only when first executed by You and thereafter accepted by the Master General Agent at Dallas, Texas.

    9.  Effective Date

    This Contract becomes effective on the date it is accepted by the Master General Agent.
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NATIONAL MARKETER

Name:     Rushmore Insurance Services, Inc.

Address:  650 One Galleria Tower

City:     Dallas, Texas     Zip:   75240

By:       /s/ Dewey M. Moore, Jr.  1/26/98

Title:


SPONSORING AGENT

Name:     Innovative Producers, Inc.

By:       /s/ John A. Bonnet

Innovative Producers, Inc., MASTER GENERAL AGENT

A MEMBER OF THE HANEY GROUP, INC.
12222 Merit Dr., Suite 850
Dallas, Texas 75251
(972) 960-1081
(972)  960-8245 (Fax)


                              COMMISSION SCHEDULE

                                   EXHIBIT A

This Commission Schedule, herein referred to as Schedule, is attached to and made a part of the National Marketing Agreement with Innovative Producers, Inc. ("Master General Agent") and Rushmore Insurance Services, Inc. ("National
                             ---------------------------------
Marketer, You, Your"). The effective date of this Schedule shall be the 1st day of December, 1997. You shall receive total compensation in the aggregate for
   --------
You and Your Sub-Agents (as defined IN the National Marketing Agreement) in accordance with the terms of Your National Marketing Agreement and this Schedule as follows:

                                  COMMISSION
                                  ----------
   POLICY FORM A70004:

   Year 1              45 %

   Year 2 and Later    12 %

   Association Dues AND INITIAL Enrollment Fees Are Not Eligible for Commission